Exhibit 10.2

AMENDMENT NO. 4
TO
EMPLOYMENT AGREEMENT

This Amendment No. 4 to the Employment Agreement, dated as of November 1, 1999, as amended to date (the “Agreement”), by and between eAcceleration Corp., a Delaware corporation (the “Company”), and Diana T. Ballard (“Employee”), is dated for reference purposes as of August 21, 2004 (this “Amendment”).

Whereas, the Company and Employee desire to amend the terms of the Agreement, pursuant to the terms and conditions set forth herein, as of the date hereof.

Now, Therefore, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.                                     The first sentence of Subparagraph (a) of Paragraph 3 of the Agreement is hereby amended in its entirety as follows:

During the term of employment, Employee shall be employed by the Company as Vice-Chairman of the Board or in such other equivalent positions with the Company and its affiliates, as may be determined by the Board of Directors of the Company, and shall also serve as a director of the Company.

2.                                       Subparagraph (a) of Paragraph 4 of the Agreement is hereby amended in its entirety as follows:

The Company shall pay to Employee a salary at the rate of $52,000 per annum, payable in equal bi-weekly installments, or in such other manner as shall be consistent with the Company’s payroll practices.

3.                                       Paragraph 10 of the Agreement is hereby amended to delete in its entirety the reference to Neil M. Kaufman and insert in its place “Hillis Clark Martin & Peterson, P.S., 500 Galland Building, 1221 Second Avenue, Seattle, Washington 98101-2925, Attention: Joel N. Bodansky.”

4.                                       The changes to the Agreement made by this Amendment shall be effective as of the date hereof, and shall amend and supersede any provisions to the contrary contained in the Agreement.  Except as expressly amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect in accordance with the terms of the Agreement.

(signature page follows)

In Witness Hereof, the parties have executed this Amendment as of the date first written above.

eAcceleration Corp.

By:	/s/ E. Edward Ahrens
Name: E. Edward Ahrens
Title: Chief Financial Officer

Employee:

/s/ Diana T. Ballard
Diana T. Ballard